Exhibit 99.3

Deed of Pledge of Stocks

Between

UniCredit Corporate Banking S.p.A.

As Lending Party, Secured Creditor and Custodian

and

Kemet Electronics Corporation

As Grantor

and

Arcotronics Italia S.p.A.

As Pledged Company

CERTIFIED PRIVATE AGREEMENT

BETWEEN:

UNICREDIT CORPORATE BANKING S.P.A. with registered office and head office in Via Garibaldi, 1, Verona, Italy, fully paid-in share capital Euro 4,107,904,696.00 (four billion one hundred and seven million nine hundred and four thousand six hundred and ninety-six/00 Euro), tax code, VAT number and Enrolment in the Register of Companies of Verona at no. 03656170960, ABI code 3226.8, enrolled in the Register of Banks and member of UniCredit Banking Group, enrolled in the Register of Banking Groups at no. 3135 (hereinafter referred to as just “UniCredit”, “Lending Party”, “Secured Creditor” or “Agent Bank”) in the person of Mr. Chiosi Claudio, born in Bologna on 15 March 1966, acting hereunder in his capacity as senior employee (Quadro Direttivo) in charge of the Bologna Joint Management, authorised to execute this agreement by virtue of the powers assigned thereto with power of attorney, granted by Mr. Mario Fertonani, born in Mantua on 3 September 1933 and domiciled for the appointment as above, in his capacity as Chairman of the Board of Directors of the aforesaid Bank, under hand and seal of Notary Public Marco Cicogna of Verona on 2 January 2003, file no. 87071/6486, registered at the Italian Inland Revenue Office of Verona 1, on 7 January 2003 at no. 37 whose conformed copy is enclosed sub “A” to my aforegoing act dated 6 June 2003 file no. 95083/21990 registered at Third Inland Revenue Office of Bologna on 19 June 2003 file no. 2894/17;

- on one side -

and

Kemet Electronics Corporation (hereinafter, “Grantor” or “Kemet Electronics”), with registered office in 2835 Kernet Way, Simpsonville, South Carolina, 29581, United States of America, Federal Tax Identification N. 06-1198308, in the person of Mr. Marco Uberti, born in Bologna, on 8 June 1953, domiciled for the appointment at the corporate office, authorised to execute this deed by virtue of the powers assigned thereto with power of attorney certified by Notary Nichole M. Lafferty in the State of Illinois, Cook County, on 24 September 2008 with Italian translation certified by Notary Carlo Vico on 29 September 2008, File no. 110198 attached herein under Annex A;

- on the other side -

and

Arcotronics Italia S.p.A. (hereinafter , “Pledged Company” or “Arcotronics Italia”), with registered office in Sasso Marconi (BO), Via S. Lorenzo, 19, fully paid-in share capital Euro 2,295,335.00 (two million two hundred and ninety-five thousand three hundred and thirty-five /00), enrolled in the Register of Companies of Bologna with enrolment number and tax code 03762091001, in the person of Mr. Marco Uberti, born in Bologna, on 8 June 1953, domiciled for the appointment at the corporate office, authorised to execute this agreement by  virtue of the powers assigned thereto with power of attorney certified by Notary Carlo Vico, File no. 110204, attached herein under Annex A;

- on the other side -

WHEREAS

(A)                             The Grantor has full ownership of 45,906,700 ordinary stocks each of the nominal value of Euro 0.05 (zero.05) (hereinafter the “Stocks”), that make up 100% (one hundred percent) of the share capital of a total amount of Euro 2,295,335.00 (two million two hundred and ninety-five thousand three hundred and thirty-five /00) of the Pledged Company and are represented by the following stock certificates:

Number of certificate	Number of stocks	Nominal value (Euro)
No. 52	7,200,000	360,000.00
No. 53	29,525,360	1,476,268.00
No. 54	9,181,340	459,067.00

(B)                               the company Kemet Corporation with registered office at 2835, Kemet Way, Simpsonville, South Carolina, in the United States of America, Federal Tax Identification no. 57-0923789 (hereinafter referred to as “Beneficiary”) has asked UniCredit to organise financing for the total amount of Euro 60,000,000.00 (sixty million/00) (the “Loan”).

(C)                               UniCredit has organised and agreed to underwrite the Loan through the loan agreement signed on 29 September 2008 by private agreement certified by Notary Public Carlo Vito, file no. 110199/29958, registered at Third Inland Revenue Office of Bologna on 7 October 2008, file no. 11054/1T, having to fiscal benefit set out in the Presidential Decree No. 601 of September 29, 1973 (the “Loan Agreement”), relying on the truthfulness, completeness and fairness of the economic, financial and legal data and information provided by the Beneficiary and by Kemet Electronics, as well as on the granting of the Guarantees and the assumption of the commitments set forth in the Loan Agreement and/or in the other Financial Documents;

(D)                              disbursement of the Loan is subordinate, among other things, to creation of the Guarantees, as defined in the Loan Agreement, including the pledge to which this deed refers;

(E)                                through stipulation of this deed of pledge (“the Deed of Pledge”), the Grantor intends to guarantee, with regard to the Lending Party or the Secured Creditor, the Beneficiary’s obligations pursuant to the Loan Agreement, by granting a pledge on the entire share capital of the Pledged Company;

 (F)                             the Pledged Company is party to this Deed of Pledge by adherence and commitment to observe the specific obligations to be met thereby as Pledged Company;

(G)                               “Lending Banks” and “Lending Parties” and “Secured Creditors” (even in the singular) means, for the purposes of the Deed of Pledge, in addition to and together with UniCredit, all its successors and assigns, as well as each and every bank that becomes party to the Loan and/or to the Loan Agreement following subsequent full or partial assignment of the Loan and/or of the Loan Agreement, while the Secured Creditor, the Grantor and the Pledged Company are hereinafter collectively referred to as the “Parties” and each individually as a “Party”;

(H)                              if not otherwise defined, the capitalised terms will have the same meaning attributed to them pursuant to the Loan Agreement;

(I)                                   the economic conditions and a summary of the main clauses of this deed are outlined in the Summary Document, under Annex “A” to this Deed of Pledge, which the Grantor and the Pledged Company declare to have read, to be aware of and to approve.

(L)           the following companies:

1. Arcotronics Italia;

2. Arcotronics Industries S.r.l.;

3. Arcotronics Hightech S.r.l.;

4. Arcotronics Technologies S.r.l.;

5. Kemet Electronics

and any their successor or assignee are defined herein – also pursuant to the Loan Agreement – collectively, as “Guarantors” and, each one, the “Guarantor”, being understood that this definition of Guarantor and Guarantors, as the case may be, shall be applied in any case a provision of the Loan Agreement concerns “guarantors” or a “guarantor” in capital letters.

Now therefore the Parties hereto hereby agree as follows

1.                              RECITALS AND ANNEXES

The recitals and premises form an integral and substantive part of this Deed of Pledge, have force and value of an agreement and are fully binding between the Parties, their successors and/or assigns.

2.                              CREATION OF PLEDGE

2.1                                In order to secure all the Guaranteed Obligations (as defined in Article 3 below (GUARANTEED OBLIGATIONS), with this Deed of Pledge the Grantor irrevocably and indivisibly pledges, for their entire value, pursuant to and for the purposes of Article 2784 and thereafter of the Italian Civil Code (the “Pledge”), in favour of the Secured Creditor, which accepts for its own behalf, its successors and assigns:

(A)                             the Stocks equal to 100% (one hundred percent) of the share capital of the Pledged Company with a total nominal value of  Euro 2,295,335.00 (two million two hundred and ninety-five thousand three hundred and thirty-five /00);

(B)                               all the dividends, sums of money and other rights, assets or utilities, option, conversion or swap rights and other rights to be attributed or otherwise exercisable by the holders of the Stocks or in any case in relation to ownership of the Stocks;

(C)                               all increases and/or changes to the Stocks occurring for any account, including as a result of share capital increase, transformation, merger, de-merger of the Pledged Company or other transactions, as well as the related rights;

(D)                              all profits or proceeds arising from the above, including any proceeds or consideration for its sale.

2.2           The share certificates of exclusive ownership of the Grantor mentioned in whereas (A) of this Deed of Pledge and named “Azioni Arcotronics Italia SpA c.f. 03762091001 :codice titolo it0003107007 val. Nom./quantità: 0.05/45.906.700”, shall deposit into the Guarantee Certificate Account (“conto titoli garanzia”) no 6768/25596 held by Kemet Electronics Corporation with UniCredit, offices of Casalecchio di Reno

2.3                                The Grantor and the Pledged Company, each within their own area of competence, expressly promise and undertake, upon simple written request of the Agent Bank, to promptly:

(A)                             sign in favour of the Lending Party one or more deeds of pledge, having the same content as this deed and the form specified by the Agent Bank and/or implement all the necessary formalities to extend the Pledge to the new stocks issued by the Pledged Company, all of which in accordance with the formalities set forth in Articles 2786 and 2787 of the Italian Civil Code;

(B)                               ensure timely annotation of the Pledge in favour of the Lending Party on the new stocks or immediately endorse them in guarantee in favour of the Lending Party and enter the Pledge in the related shareholders register, and in general

(C)                               ensure extension of the Pledge in the event of issue of new stocks so that the Pledge proves to be created at any time on a number of Stocks that represents 100% (one hundred percent) of the share capital of the Pledged Company or, in the event of replacement or amendment of the Stocks subject to prior written authorisation of the Agent Bank, do all that proves necessary to maintain and/or extend the Pledge, also acknowledging that this will not produce any effect of novation so that the Pledge shall be considered expressly maintained and/or extended without solution of continuity, with effect as from the date of this Deed of Pledge.

2.4                                All that forms the subject of the Pledge pursuant to and for the purposes of the above is hereinafter defined, together with the Stocks, as “the Subject of the Pledge”.

3.                              GUARANTEED OBLIGATIONS

3.1                                The Pledge created with this Deed of Pledge constitutes collateral security in favour of the Secured Creditor, pursuant to and for the purposes of Articles 2784 and thereafter of the Italian Civil Code, and guarantees:

(A)                             payment of all the sums owed by the Beneficiary to the Secured Creditor pursuant to the Loan Agreement and/or the other Financial Documents, including purely by way of example, all claims, existing and future, in any owed by the Beneficiary to the Secured Creditor by way of repayment of principal, interest, including default interest, commissions of any kind, considerations, additional costs, expenses, fees, indemnities, refund of duties, withholdings, refund of taxes or any other claim arising from the Financial Documents;

(B)                               full discharge of all the existing and/or future obligations arising from the agreements mentioned in this Article 3.1 in whatever currency they may be dominated, in relation to which the Beneficiary may at any time and from time to time, as from the date of this Deed of Pledge, be held liable towards the Secured Creditor, pursuant to or in relation to the Financial Documents, including, purely by way of example, the sums due by way of compensation and/or indemnity, for contractual and/or extra-contractual and/or pre-contractual liability;

(C)                               payment of all the sums that the Beneficiary is or may at any time and from time to time be required to pay to the Secured Creditor, pursuant to this Deed of Pledge, including the expenses and charges incurred in relation to recovery of the sums due pursuant to the Financial Documents and to this Deed of Pledge, or with exercise of the rights arising from the Financial Documents and from this Deed of Pledge or from provisions of the law.

3.2                                The Pledge created with this Deed of Pledge also guarantees all the claims of the Secured Creditor that may arise after the expiries originally provided in the Loan Agreement and/or in the other Financial Documents, including by way of example those asserted by the Lending Party in the event of amendment of the Loan Agreement and/or of the other Financial Documents, of extensions of payment agreed in any form as well as of any renewal or postponement agreed in any form.

3.3                                The obligations referred to in Articles 3.1 and/or 3.2. above are collectively referred to as the “Guaranteed Obligations”.

4.                              EFFECTIVENESS OF THE SECURED GUARANTEE

4.1                                Autonomy and Independence of the Guarantee

All the Lending Party’s rights pursuant to the Deed of Pledge, the collateral security and the pre-emption rights created therein and the Grantor’s obligations pursuant to the Deed of Pledge are absolute and unconditional and their validity and existence is autonomous and unrelated to any amendment to the Financial Documents, to parts thereof and/or to any of the obligations provided and governed therein. These rights, collateral security, pre-emption rights and obligations will also remain valid and existing regardless of any amendment that may be agreed with regard to the time, place and procedures for fulfilment of the Guaranteed Obligations. Hence the Parties hereby agree that, also pursuant to and for the purposes of Article 1275 (“Discharge of guarantees”) of the Italian Civil Code, the Pledge created with this Deed of Pledge will retain its full effectiveness up until full discharge of all the Guaranteed Obligations, even following amendment, extension, or even partial assignment of the Loan Agreement and/or of the other Financial Documents and/or of the rights arising therefrom and will not be reduced nor may it be considered subject to waiver if the Grantor and/or the Pledged Company and/or the Beneficiary and/or third party acting in the latter parties’ interest arrange for partial or advance repayments pursuant to the Loan Agreement and/or the other Financial Documents, unless the Agent Bank states otherwise in an explicit written declaration.

4.2                                Further Guarantees

The collateral security and the pre-emption rights granted with the Deed of Pledge are to be considered created in addition to and together with the further guarantees granted or due, or that may be granted or due in the future, to the Lending Party as guarantee of the Guaranteed Obligations and of any one of these.

5.                              CREATION AND ANNOTATION OF THE PLEDGE

5.1                                Pledge endorsement, consignment of the stocks to the Lending Party, annotation of the pledge in the shareholders register

The Grantor and the Pledged Company, each for their own area of competence, undertake to ensure that at the time (unless otherwise provided) of stipulation of this Deed of Pledge:

(A)                             the certificates representing the Stocks are duly endorsed with pledge in favour of the Lending Party in compliance with the text set forth in Annex 5.1 (A);

(B)                               the certificates representing the Stocks duly endorsed as above are consigned to the Agent Bank, pursuant and to and for the purposes of Article 2786, sub-sections 1 and 2, of the Italian Civil Code, which with this Deed of Pledge is also appointed by the Grantor as Custodian of the Stocks, also in its interest, pursuant to and for the purposes of Article 2786 of the Italian Civil Code and which undertakes to fulfil all the formalities that prove necessary or appropriate to allow the Grantor to exercise the voting right in compliance with the provisions set forth in this Deed of Pledge;

(C)                               the Pledge on the Stocks is noted in the Company’s shareholders register in compliance with the text contained in Annex 5.1 (C) within 10 Working Days from the signing of this Deed of Pledge. It is hereby understood that in the period between the date this Deed of Pledge is signed and the date of annotation of the Pledge in the shareholders register of the Pledged Company, this register will be held on trust by the stipulating notary public;

(D)                              that the Agent Bank is promptly provided with an extract certified by notary public of the pages of the shareholders register of the Pledged Company, proving that annotation has occurred.

5.2                                The Grantor and the Pledged Company also undertake to ensure timely fulfilment, upon the Agent Bank’s request, of all the further obligations that may prove necessary or reasonably appropriate for the purposes of validly creating and/or renewing and/or confirming and/or enforcing on third parties the Deed of Pledge and specifically, to ensure consignment to each Party of a copy of this Deed of Pledge certified as true to the original by a notary public.

5.3                                Increases and Changes to the Stocks

The Grantor also undertakes to perform or to ensure performance of the obligations set forth in Articles 5.1 (Pledge endorsement, consignment of the stocks to the Lending Party, annotation of the pledge in the shareholders register), and 5.2 or of any other formality or action that should prove reasonably necessary or appropriate to execution of the Pledge and with regard to increases and/or changes to the Stocks and /or other rights of the Grantor.

5.4                                Subrogation

If the Grantor fails to perform the formalities or the commitments set forth in Articles 5.1 (Pledge endorsement, consignment of the stocks to the Lending Party, annotation of the pledge in the shareholders register), 5.2 and/or 5.3 (Increases and Changes to the Stocks) above, the Agent Bank is hereby authorised to execute or have executed in the name and on behalf of the Grantor the obligations provided therein, charging the Grantor for the related expenses.

6.                              REPRESENTATIONS AND WARRANTIES

6.1                                Without prejudice to the representations and warranties provided in the Loan Agreement by the Beneficiary and/or in other documents, the Grantor represents and warrants the following:

(A)                             the Stocks have been fully paid-up and the Grantor has the capacity, right and legitimisation to pledge them and likewise to freely dispose of the rights relating thereto, with the exception of the pre-emption right provided by the by-laws of the Pledged Company (expressly excluded for the creation and enforcement of the pledge);

(B)                               without prejudice to the provisions of the Loan Agreement, the Stocks represent 100% (one hundred percent) of the share capital of the Pledged Company and, at the date of stipulation of this Deed of Pledge, no action has been taken up by the Pledged Company to amend its share capital;

(C)                               the Grantor is the legitimate and exclusive owner of the respective Stocks and of any increases, and has and will have full capacity and right to pledge its Stocks and likewise to freely dispose of the rights relating thereto, with the exception of the pre-emption right provided by the by-laws of the Pledged Company (expressly excluded for the creation and enforcement of the pledge);

(D)                              each Stock and/or any of its increases and/or the rights of which the Grantor is or will be holder and/or creditor is and will be at all times free of any encumbrance, guarantee or third-party rights, concerning collateral and/or personal security, with the exception (i) of the pre-emption right provided by the by-laws of the Pledged Company (expressly excluded for the creation and enforcement of the pledge), (ii) the pledge created hereunder and (iii) the encumbrances arising from provisions of the law, and are or will be from the time of their purchase by the Grantor freely transferable, with the exception of the pre-emption provided by the by-laws of the Pledged Company (expressly excluded for the creation and enforcement of the pledge);

(E)                                the Grantor (a) is validly incorporated and exists in compliance with the provisions of applicable laws and (b), as far as it is aware, no action directed at achieving its wind-up, liquidation or close-down has been brought or threatened in writing;

(F)                                the Grantor (a) is not in a state of insolvency pursuant to the regulations set forth in the US Bankruptcy Code, 11 USC 101(32), nor is it subject to any insolvency procedure, nor (b) as far as it is aware, has any petition been filed in order to obtain the opening of insolvency or equivalent procedure against it (or similar procedure pursuant to the regulations applicable to the Beneficiary);

(G)                               the Grantor has obtained from the competent authorities all the authorisations, permits and licences necessary to performance of its business and said authorisations, permits and licences are valid and effective;

(H)                              the Grantor is and will be, for the period of existence of the Pledge, vested with the necessary powers to sign and fulfil the obligations assumed pursuant to this Deed of Pledge, including (purely by way of example) the powers relating to the signing of each document, notice and disclosure to be provided pursuant to this Deed of Pledge, to the performance of each act and/or activity required pursuant to this Deed of Pledge, and all the necessary resolutions of the corporate bodies have been and will be validly passed for authorisation of the signing, execution and fulfilment of the aforesaid obligations;

(I)                                   no authorisation and/or permit of any kind is required (or where required, has been obtained) for the purpose of valid and effective signing of this Deed of Pledge by the Grantor or fulfilment of the obligations to be met thereby or exercise by the Lending Party of its rights arising from this Deed of Pledge;

(J)                                  the stipulation of this Deed of Pledge, the creation of the pledge, the fulfilment of the obligations assumed by the Grantor pursuant to this Deed of Pledge (a) does not breach, or give rise to any breach of any provisions of the law, the by-laws, third-party rights, or any contractual commitment and/or obligation in any way undertaken by the Grantor and/or by the Pledged Company and/or encumbering the same; (b) does not impose on the Grantor and/or on the Pledged Company the obligation to perform prepayment of any indebtedness or revocation or enforcement of the acceleration clause in relation to any loan or credit facility contracted by the Grantor and/or by the Pledged Company; (c) will not lead to the creation or imposition of any encumbrance nor will lead to any obligation on the Grantor and/or the Pledged Company to create any encumbrance in favour of third parties with regard to its existing or future assets;

(K)                              no judicial, arbitration or administrative proceedings or other actions that may prove detrimental to the Subject of the Pledge and/or that may significantly affect the validity and/or effectiveness and/or enforceability of this Deed of Pledge, are pending or, or as far as it is aware, have been threatened in writing, before judicial, administrative and/or arbitration authorities; and

(L)                                with fulfilment of the formalities set forth in Article 5 above (CREATION AND ANNOTATION OF THE PLEDGE), this Deed of Pledge will give rise to a Pledge that is valid, enforceable and may be levied against third parties, in favour of the Lending Party as guarantee of the punctual fulfilment of all the Guaranteed Obligations.

6.2                                The representations and warranties set forth in Article 6.1 above:

(A)                             are to be considered to refer also to the Subject of the Pledge other than the Stocks; and

(B)                               are to be considered provided not only upon stipulation of the Deed of Pledge, but also reiterated by the Grantor upon the expiries and according to the terms set forth in the Loan Agreement in relation to the representations and warranties issued thereby, and

(C)                               are and will remain true and correct in each and every substantial aspect for as long as the Pledge is effective, with reference to the facts and circumstances existing at the time.

7.                              OBLIGATIONS AND COMMITMENTS OF THE GRANTOR AND THE PLEDGED COMPANY

7.1                                Unless the Agent Bank agrees otherwise in writing, the Grantor, at its own expense:

(A)                             must keep adequate documentation pertaining to the Subject of the Pledge and allow the Lending Party, upon written request, to examine and make copies and take extracts of said documentation;

(B)                               must promptly send the Agent Bank copy of any written notice or communication that it receives in relation to the Subject of the Pledge that may be deemed relevant for the purposes of the secured guarantee set forth in this Deed of Pledge, and must inform the Agent Bank, pursuant to Article 498 (“Notice to Registered Creditors”) of the Italian Code of Civil Procedure, of the advancing of any claim by third parties, including any written communication or request of attachment, distraint or any other encumbrance or contestation, submitted by whoever, in relation to the Subject of the Pledge;

(C)                               without prejudice to legal requirements must refrain from implementing active or omissive behaviour (purely by way of example, exercise of the voting right) that could directly or indirectly compromise the validity of the secured guarantee set forth in this Deed of Pledge, or the Lending Party’s right to exercise it, and must promptly perform all that proves reasonably necessary from time to time in order to safeguard the Subject of the Pledge and/or the validity of the guarantee rights and the other rights of the Lending Party thereon;

(D)                              must safeguard the guarantee rights and the other rights of the Lending Party on the Subject of the Pledge, arising pursuant to the Deed of Pledge, against whatsoever claim raised by any third party;

(E)                                must, at any time, promptly provide copy, and/or arrange for signing and issue, of deeds or documents, and more in general perform all that proves necessary for time to time for the purpose of (i) timely execution of the guarantee rights created, or that will be created, with this Deed of Pledge, (ii) allowing the Lending Party free and full exercise of the rights created with this Deed of Pledge on the Subject of the Pledge and protect said rights from claims raised by third parties;

(F)                                without prejudice to the provisions of the Loan Agreement or to legal requirements, undertakes not to sell, transfer, exchange or in any case dispose of the Subject of the Pledge, or of any other related right, in a manner that differs from the provisions of this Deed of Pledge and of the Loan Agreement, unless it has obtained the Agent Bank’s prior written consent, which shall not be unreasonably denied, provided also in the interest of the other Lending Banks, without prejudice to the circumstance that the Grantor must ensure that the expected purchaser, assignee, assign or beneficiary of the exchange or transfer, undertakes before the Lending Party to observe the terms of this Deed of Pledge, adhering thereto according to procedures and forms that meet with the Agent Bank’s approval;

(G)                               undertakes not to create and not to allow the creation of any restraint, collateral security or other charge or encumbrance on the assets and rights that make up the Subject of the Pledge, with the exception of the collateral security created with this Deed of Pledge, the restraints arising from provisions of the law as well as that which is set forth in the Loan Agreement;

(H)                              without prejudice to the amendments required by law and the amendments that do not compromise the guarantee rights created in favour of the Secured Creditor pursuant to this Deed of Pledge, undertakes not to amend or allow amendment of the by-laws of the Pledged Company, without the Agent Bank’s consent which shall not be unreasonably denied.

7.2                                In the event that the Agent Bank has authorised the total or partial assignment of the Stocks or the subscription of new issue stocks by third parties, said authorisation may in no case be considered as being prejudicial to or having the effect of novation of the Pledge created pursuant to this Deed of Pledge. Said authorisation must in any case be deemed conditional upon the expected assignee/subscriber’s express written adherence to this Deed of Pledge, with acceptance of all its terms and conditions.

7.3                                The Pledged Company acknowledges the provisions of this Article 7 (OBLIGATIONS AND COMMITMENTS OF THE GRANTOR AND THE PLEDGED COMPANY) and undertakes, as far as its authority permits, to observe said provisions.

8.                              VOTING RIGHTS

8.1                                Absence of Defaults and Permanence of the Loan

(A)                             Notwithstanding the provisions of sub-section 1 of Article 2352 (“Pledge, Usufruct and Attachment of Shares”) of the Italian Civil Code, as long as the Secured Creditor does not inform pursuant to article 17.1 (Acceleration, Termination, Withdrawal) of the Loan Agreement the Beneficiary and the Grantor of the occurrence of a Significant Event and said Significant Event is not remedied within the grace period granted by the Secured Creditor, the Grantor may exercise the voting right pertaining to the Stocks, providing the Agent Bank with prior notice of the agenda of the shareholders’ meeting of the Pledged Company (copy of which must be transmitted thereby to the Agent Bank at least 5 (five) days before the date of the shareholders’ meeting) as well as of its intentions relating to exercise of said voting right. Upon the Agent Bank’s written request, copy of the minutes of the meeting or of the shareholders’ resolutions that have not been adopted though the meeting will later be forwarded.

(B)                               If, after being informed of the items on agenda, the Agent Bank may reasonably believe that the subject of the resolution may be such as to seriously compromise its credit claims, it may exercise the voting right in place of the Grantor, informing of its intention to exercise this right at least 2 (two) days before the date of the meeting, excepting in the case of failure to forward the agenda to the Agent Bank within the time limit set forth above or of plenary meeting, in which case the Agent Bank may avail of said right without providing prior notice.

8.2                                Defaults or Suspension of the Loan

The Lending Party will be entitled to the voting right, upon occurrence of a Significant Event, to be communicated pursuant to article17.1 (Acceleration, Termination, Withdrawal) of the Loan Agreement by The Secured Creditors to Grantor and the Pledged Company, and provided that said Significant Event has not been remedied within the grace period that may have been granted by the Secured Creditor. In this case, the Agent Bank must provide the Beneficiary and the Grantor with written notice of its intention to exercise the vote pertaining to the Stocks, possibly through proxy specially appointed for the purpose and, in this case, the Agent Bank will be entitled to all the administrative rights that are consequent or accessory to the voting right, including the right to call the Company’s shareholders’ meeting.

8.3                                Adherence of the Pledged Company

The Pledged Company acknowledges the provisions of this Article 8 (VOTING RIGHTS) for the purpose of exercise of the voting right relating to the Stocks and of the consequent administrative rights.

8.4                                Informing the Pledged Company

The Grantor will inform the Pledged Company of every circumstance that proves relevant for the purpose of entitling the Agent Bank to exercise, pursuant to the above, the voting right and consequent administrative rights.

8.5                               Dividends

The Parties agree in advance that until the communication of Significant Event provided by article 17.1 (Acceleration, Termination, Withdrawal) of the Loan Agreement is served the Secured Creditor, to the Piedged Company and the Grantor and as long as such Significant Event is not cured within the grace period granted by the Secured Creditor, the dividends arising from the Shares shall be paid by the Plegged Company to the Grantor.

9.                              FURTHER PROVISIONS

9.1                                The Grantor irrevocably appoints the Agent Bank, pursuant to the sub-section 2 of Article 1723 (“Revocability of mandate”) of the Italian Civil Code, as its agent with powers of representation, so that in its name and on its behalf, it may take any action or sign any document that it may consider necessary or appropriate to achieving the purposes of this Deed of Pledge, including, purely by way of example, the receipt and/or assignment of the Stocks in the event of enforcement of the Pledge, as well as to protect the interests of the Lending Party, without prejudice to the circumstance that any action that the Agent Bank will take must first be notified in writing to the Grantor.

9.2                                The Agent Bank will not be obliged to:

(A)                             carry out controls or take actions relating to payment requests, conversions, substitutions, expiries, offers or anything else relating to any aspect of the Stocks, or

(B)                               take any action required to protect against third parties the rights relating to any part of the Stocks.

10.                       REMEDIES IN THE EVENT OF DEFAULT

10.1                          Following notice of the occurrence of a Significant Event pursuant to article17.1. (Acceleration, Termination, Withdrawal) of the Loan Agreement and provided that said Significant Event has not been remedied within the grace period that may have been granted by the Secured Creditor, and provided that the Guaranteed Obligations that have become liquid and collectible have not been met, the Agent Bank will be entitled to serve formal notice, through a bailiff, on the Grantor and the defaulting Beneficiary, demanding that they fulfil the Guaranteed Obligations and advising that failure to perform within 5 (five) days of said notice will lead to sale of the Subject of the Pledge. The notice sent by the Agent Bank to the Grantor and to the Beneficiary, pursuant to this Article 10.1 will, with regard to said parties, have the effect of the formal notice referred to in sub-sections 1 and 2 of Article 2797 (“Forms of the sale”) of the Italian Civil Code, without the need for further formal notice. If the notified parties do not make the payment within the aforesaid time limit, the Agent Bank will proceed with the sale of the Subject of the Pledge.

10.2                          By virtue of the provisions of the last sub-section of Article 2797 (“Forms of the sale”) of the Italian Civil Code, and without prejudice to the rights of the Secured Creditor pursuant to Article 2798 (“Assignment of the item in payment”) of the Italian Civil Code, after 5 (five) days have passed from receipt of the formal notice referred to in Article10.1 above and provided that in the meantime the Guaranteed Obligations have not been met, the Subject of the Pledge may be sold, partially or fully or in several phases, with or without auction, in Italy and abroad, through the Agent Bank’s trading structure or through a stock brokerage company or a bailiff authorised for the purpose or any other person appointed by the competent judicial authorities or through any other procedure that the Agent Bank may deem appropriate, without prejudice to mandatory provisions of the law. The Agent Bank must provide the Grantor with notice of the venue and the time at which the sale will take place with at least 5 (five) Working Days’ notice. The Agent Bank will not be obliged to accept any purchase offer that it reasonably believes not to be advantageous. It is however understood that the sale must occur at the best conditions that the Agent Bank is able to achieve, acting in good faith and using the diligence of leading market operators, taking into account the situation of the reference market. The Grantor must in any case be promptly informed of the conditions of sale performed in this way. Without prejudice to the above, the Grantor hereby irrevocably appoints the Agent Bank, which accepts, pursuant to and for the purposes of Article 1723 (“Revocability of mandate”) of the Italian Civil Code, as its agent with powers of representation and special attorney having the power and authority to execute every act or other formality necessary to transfer or otherwise assign to third parties, in the name and on behalf of the Grantor, the Subject of the Pledge, or part thereof, in the event of enforcement of the Pledge.

10.3                          Each time the Agent Bank may postpone any sale, through notice of the time and venue established for said postponement and without further notice, said sale may be executed at the time and venue to which it has been postponed.

10.4                          Any other form of enforcement of the Pledge and sale of the Subject of the Pledge provided by the law, including without limitation, the possibility for the Agent Bank to demand assignment in payment of the Subject of the Pledge, remains.

10.5                          The proceeds from total or partial enforcement of the Pledge must be allocated as follows:

(A)                             firstly to the payment of costs and expenses (including legal expenses, taxes or duties and other costs) sustained by the Lending Party in relation to:

(1)                    management of this Deed of Pledge;

(2)                    conservation, use or management, sale, collection or any other form of realisation of any portion of the Subject of the Pledge;

(3)                    exercise or enforcement of any of their rights pursuant to this Deed of Pledge, and/or

(4)                    omission or default by the Grantor of the Pledge, even of just some of the provisions of this Deed of Pledge;

(B)                               secondly to discharge of the Guaranteed Obligations in relation to: (i) interest accrued and all else (including fees, commissions, charges and expenses), that have not been paid pursuant to the Loan Agreement, and (ii) Loan principal that has not been repaid; and

(C)                               thirdly, within the limits of the surplus, in favour of the Grantor and of the other parties authorised for collection, or according to the decisions of the competent judicial authority.

10.6                          For the purposes of enforcement of the Pledge, as outlined above, the Grantor hereby waives any pre-emption right on the Stocks and/on the rights to the Stocks to which it is and/or has become entitled. The Grantor also undertakes not to assign and/or transfer in any way the pre-emption rights on the Stocks and/on the rights to the Stocks to which it is and/or has become entitled.

10.7                          The Grantor expressly and irrevocably waives, in the interest of the Secured Creditor, any right of recourse and/or subrogation to which it may be entitled with regard to the Pledged Company following enforcement of the Pledge, until full discharge of the Guaranteed Obligations and undertakes to provide written confirmation of said waiver, upon request of the Agent Bank, at the time of or following enforcement of the Pledge.

10.8                          The Pledged Company and the Secured Creditor acknowledge and irrevocably accept the waiver of the rights of recourse and subrogation provided by the Grantor pursuant to this article.

11.                       INDEMNITIES AND EXPENSES

11.1                         The Grantor will hold the Lending Party harmless with regard to any claim, loss and liability arising or resulting from this Deed (including enforcement thereof), provided that it is duly documented and reasonably sustained, without prejudice to anything ensuing from serious negligence or fraudulent intention of said party.

11.2                         Upon the Agent Bank’s written request, the Grantor will pay the latter an amount equal to each cost, expense, tax or duty, provided they are suitably documented, including outlays and fees of the consultants of the Lending Party and of any notary public, expert, agent that the Agent Bank may incur in relation to the sale or to other form of realisation of the Stocks or to exercise of any right of the Lending Party pursuant to this Deed of Pledge or to omission or default of the Grantor of the Pledge, even of just some of the provisions of this Deed of Pledge.

11.3                         It is understood that all the tax charges and registration costs for this Deed of Pledge as well as the costs required for fulfilling any of the formalities set forth in Article 5 above (CREATION AND ANNOTATION OF THE PLEDGE) will be borne by the Grantor with the exception of the charges arising from and/or related to assignment of the Loan or of the Loan Agreement, pursuant to Article 22 of said agreement, which will be fully incurred by the Secured Creditors. This Deed of Pledge is also exempt from tax and duty as related to the creation of a finance guarantee pursuant to Presidential Decree No. 601 of September 29, 1973

12.                       NOTICES – ELECTION OF DOMICILE

12.1                          For the purposes of this Deed of Pledge, the Parties elect domicile at the addresses respectively indicated below. Each notice relating to this Deed of Pledge and to the guarantees created by virtue thereof, including notification of every judicial and/or trial document, including those for enforcement proceedings, relating to this Deed of Pledge and to the guarantee rights created by virtue thereof, also pursuant and for the purposes of Article 2797 (“Forms of sale”) of the Italian Civil Code, may be forwarded to said domicile.

12.2                          All notices, documents and requests provided pursuant to this Deed of Pledge must be made in writing and, unless otherwise established, may be provided by registered letter with advice of receipt or fax to the following addresses of the Parties, or to those (provided they are in Italy) that may be indicated at a later date as written replacement by each of the Parties to all the others.

To the Grantor:

Kemet Electronics Corporation

2835 Kemet Way

Simpsonville, South Carolina, 29681

United States of America

Kind attention:  CFO

Fax: +1 864 228 4161

To the Pledged Company:

Arcotronics Italia S.p.A.

Via S. Lorenzo, 19

Sasso Marconi (BO)

Kind attention:  Marco Uberti

Fax: 0039-051-840600

To the Secured Creditor:

UniCredit Corporate Banking S.p.A.

Casalecchio di Reno (BO) Branch

Kind attention: Claudio Chiosi – Sergio Sabatino

Fax: +39 51 6111218

e-mail: claudio.chiosi@unicreditgroup.eu

sergio.sabatino@unicreditgroup.eu

12.3                          The notices received on a day that is not a Working Day or after 5:00 p.m. on a Working Day, or after 1:00 p.m. on a Half Working Day, will be considered as having been received on the first Working Day immediately after.

13.                               DISCHARGE OF THE PLEDGE

13.1                          The Secured Creditor will proceed with release of the Subject of the Pledge at the date of full repayment of the Guaranteed Obligations, provided that each of said Secured Credits has been correctly and fully accomplished in accordance with the provisions of the Loan Agreement.

13.2                          For the purposes of release of the secured guarantee to which this deed refers, the Beneficiary must provide the Secured Creditor with declaration issued by its duly authorised legal representative, certifying that at the date of fulfilment of the Guaranteed Obligations, the Beneficiary is not in a state of insolvency, or subject to any insolvency procedure, in accordance with the provisions of the law applicable to the Beneficiary and related regulations.

Without prejudice to the provisions set forth in paragraph 13.2 above, it is in any case expressly understood that the Pledge will not be removed, nor will it be in any way reduced or limited, until complete and correct fulfilment of all the Guaranteed Obligations.

14.                               TAXES, DUTIES AND EXPENSES

The taxes, duties, costs and expenses (including legal and notarial) relating to or in any associated with the Pledge, this Deed of Pledge and its execution and/or amendment will be exclusively borne by the Grantor, except for the charges, duties, costs and expenses arising from and/or connected to the assignment of the Loan or of the Loan Agreement, pursuant to article 22 of the Loan Agreement, to be borne exclusively by the Secured Creditor.

Moreover, tax concessions under Presidential Decree No. 601 of September 29, 1973 are invoked

15.                               APPLICABLE LAW AND JURISDICTION

15.1                         Governing Law

This Deed of Pledge and the Pledge created by virtue thereof are governed by and must be interpreted in accordance with Italian law.

15.2                         Jurisdiction

Without prejudice to the mandatory jurisdiction established by the law, the Court of Verona will have exclusive jurisdiction over any dispute arising between the parties with regard to this Deed of Pledge and the Pledge created by virtue thereof. The right of the Secured Creditor to apply to any other competent court pursuant to prevailing provisions of the law, is however guaranteed.

16.                               FINAL PROVISIONS

16.1                          All amendments relating to any provision of this Deed of Pledge must be made in writing. All acts of waiver of any right set forth in the provisions of this Deed of Pledge or any consent granted so that the Grantor may derogate from the provisions of this Deed of Pledge will only be deemed valid and effective if made in writing and signed by the Agent Bank or its attorneys.

16.2                          Delayed or failed exercise by the Agent Bank of any one of the rights pursuant to this Deed of Pledge will not count as a waiver thereof. Likewise single or partial exercise of said rights will not prevent further exercise thereof or of any other right. The rights and remedies provided in this Deed of Pledge in favour of the Secured Creditor may be mutually accumulated and add to any other right or remedy to which it is entitled pursuant to the law or by virtue of any other deed or agreement.

16.3                          The Pledge creates collateral security rights and pre-emption rights on the Subject of the Pledge and will be binding on the Grantor, the Pledged Company, their successors and assigns and will be provided in favour (together with all the rights and remedies due pursuant to the Financial Documents to those entitled by said documents and by this Deed of Pledge) of the Secured Creditor and its successors, assignees and assigns even in the event of extension, novation, replacement and/or amendment of the Financial Documents or of the Guaranteed Obligations. Without prejudice to any of the above, the Secured Creditor may assign or transfer the rights and obligations arising pursuant to this Deed of Pledge to third parties (who will consequently acquire and assume all the rights and obligations provided by this Deed of Pledge), together with transfer or assignment of the claims and/or rights and obligations set forth in the Financial Documents, in compliance with the provisions of the Loan Agreement with the exception of the charges arising from and/or associated with assignment of the Loan or of the Loan Agreement, pursuant to Article 22 of said agreement, which will be fully borne by the Secured Creditors. The Grantor and the Pledged Company hereby expressly consent, pursuant to and for the purposes of Article 1407, sub-section 1, of the Italian Civil Code, to any such transfer or assignment by the Secured Creditor, which must in any case provide prior written notice to the Grantor and to the Pledged Company. In this case:

(A)                             the Parties hereby irrevocably accept that the pledge will remain in its entirety and will be fully or partially transferred, without the need for  further expression of further consent by the Grantor and/or the Pledged Company, as legal effect of any full or partial assignment by the Secured Creditor of the Financial Documents and/or of the Guaranteed Obligations;

(B)                               the Grantor undertakes to sign each deed, document, agreement or certificate necessary and/or reasonably appropriate, according to the reasonable opinion of the Agent Bank (including the deed of acknowledgement set forth in Annex 16.3 (B)), to ensure effectiveness of the Pledge and/or of the provisions contained in this Deed of Pledge;

(C)                               for the purposes of the Pledge, the full or partial assignment of the Financial Documents and/or of the Secured Documents will, as the case may be, have the nature and effect of assignment of contract or assignment of credit, with exclusion of any effect of novation on the Financial Documents and/or on the Guaranteed Obligations existing at the time of execution of the assignment;

(D)                              without prejudice to the provisions of Article 16.3 (C) above, the Grantor and the Pledged Company accept that the Agent Bank may at any time obtain from the Pledged Company the registration in its shareholders register of the transfer or assignment of the Financial Documents or of the Guaranteed Obligations and of the consequent transfer of the Pledge;

(E)                                without prejudice to the provisions above, the Grantor and the Pledged Company accept that the Agent Bank may at any time execute or have executed in the name and on behalf of the Grantor the formalities and obligations provided in this Deed of Pledge, the costs and charges of which will be exclusively borne by the Secured Creditors;

(F)                                the Grantor undertakes to ensure that the Pledged Company performs every action necessary to execution of the provisions of this Article 16.3, promptly proceeding to make the required annotations in the corporate registers.

16.4                         The Pledge created pursuant to this Deed of Pledge will retain full force and effectiveness regardless of any other collateral or personal security issued or granted in favour of the Secured Creditor by anyone, including the Beneficiary and the Grantor, in relation to the Guaranteed Obligations.

16.5                         Pursuant to the law, the secured guarantee set forth in this Deed of Pledge will be automatically transferred by way of subrogation in favour of the party that fully fulfils the Guaranteed Obligations, without prejudice to the provisions of Article 10.7 of this Deed of Pledge.

16.6                         Within the limits permitted by Article 1419 (“Partial nullity”) of the Italian Civil Code, the fact that any of the provisions contained in this Deed of Pledge are contrary to the law and are invalid or ineffective, will have no effect on the validity or effectiveness of any other provision of this Deed of Pledge.

16.7                         The headings of each of the articles of this Deed of Pledge have been included to facilitate reading and do not take on any significance with regard to interpretation of this Deed of Pledge.

16.8                         The Lending Party, the Grantor and the Pledged Company undertake to maintain full confidentiality with regard to the terms and conditions of this Deed of Pledge, with the exception of the disclosures or notices due pursuant to applicable provisions of the law, upon request of authorities or to defend their rights in court.

* * *

Place and date: Bologna, 21 October 2008

The Lending Party:	The Grantor	The Pledged Company

UniCredit Corporate Banking S.p.A.	Kemet Electronics Corporation	Arcotronics Italia S.p.A.

/s/ CLAUDIO CHIOSI	/s/ MARCO UBERTI	/s/ MARCO UBERTI

Pursuant to Article 1341 (“General conditions of contract”) of the Italian Civil Code the following agreements are specifically approved:

Art. 2 (CREATION OF PLEDGE), Art. 4 (EFFECTIVENESS OF THE SECURED GUARANTEE), Art. 5 (CREATION AND ANNOTATION OF THE PLEDGE), Art. 7 (OBLIGATIONS AND COMMITMENTS OF THE GRANTOR AND THE PLEDGED COMPANY), Art. 8 (VOTING RIGHTS), Art. 9 (FURTHER PROVISIONS), Art. 10 (REMEDIES IN THE EVENT OF DEFAULT), Art. 11 (INDEMNITIES AND EXPENSES), Art. 13 (NOTICES – ELECTION OF DOMICILE), Art. 13 (DISCHARGE OF THE PLEDGE), Art. 14 (TAXES, DUTIES AND EXPENSES), Art. 15 (APPLICABLE LAW AND JURISDICTION), Art. 16.1 (obligation of written form), Art. 16.2 (delayed or failed exercise of a right), Art. 16.3 (prior consent to assignment), Art. 16.8 (confidentiality).

Place and date: Bologna, 21 October 2008

THIS DEED WILL REMAIN ON FILE AMONG THE ORIGINAL DOCUMENTS OF THE NOTARY PUBLIC  WHO AUTHENTICATED THE LAST OF THE SIGNATURES AND THE PARTIES REQUEST APPLICATION OF THE SUBSTITUTE TAX PURSUANT TO ARTICLES 15 AND THEREAFTER OF PRESIDENTIAL DECREE NO. 601 DATED 19 SEPTEMBER 1973 AND SUBSEQUENT AMENDMENTS AND INTEGRATIONS.

The Lending Party:	The Grantor	The Pledged Company

UniCredit Corporate Banking S.p.A.	Kemet Electronics Corporation	Arcotronics Italia S.p.A.

/s/ CLAUDIO CHIOSI	/s/ MARCO UBERTI	/s/ MARCO UBERTI

[FORMULA OF THE NOTARY PUBLIC FOR SIGNATURE AUTHENTICATION]

* * *

LIST OF ANNEXES

Annex A:                                                                                              Summary Document

Annex 5.1(A):                                                                     Text of endorsement on stock certificates

Annex 5.1(C):                                                                     Text of annotation of pledge in the shareholders register

Annex 16.3(B):                                                              Text of deed of acknowledgement

ANNEX A

SUMMARY DOCUMENT

SUMMARY DOCUMENT

This “Summary Document” has been drawn up in relation to the Deed of Pledge of Stocks, to which it is attached pursuant to Resolution of the Interministerial Committee for Credit and Savings dated 4 March 2003, published in the Official Gazette no. 72 dated 27 March 2003, and the provisions for implementation issued by the Bank of Italy with order dated 25 July 2003.

The words and terms indicated in this Summary Document with capital letters that are not defined hereunder acquire the same meaning assigned to them in the text of the Deed of Pledge, to which this Summary Document is attached as an integral and substantive part.

ECONOMIC CONDITIONS

Expenses, Charges, Taxes and Duties (Art. 8, Art. 12, Art. 14)

The costs arising from the Grantor’s commitments as set forth in the Deed of Pledge will be borne by the Grantor, which will hold the Secured Creditor harmless from every cost and expense incurred thereby in relation to the creation, execution, protection, maintenance and possible enforcement of this secured guarantee with the exception of the charges arising from assignment pursuant to Article 22 of the Loan Agreement. The taxes, duties, charges and expenses relating to the Deed of Pledge, to the consequent formalities pertaining to creation of the secured guarantee and the future annotations, reductions and cancellations, as well as enforcement thereof, will be borne by the Grantor.

MAIN CONTRACTUAL CONDITIONS

Creation of Pledge (Art. 2)

By way of guarantee of payment of all claims arising from the Loan Agreement, a pledge is created, in favour of the Secured Creditor, on 100% of the share capital of Arcotronics Italia S.p.A., as well as on all the dividends, sums of money and other rights, assets or utilities, option, conversion or swap rights and other rights relating to ownership of the Stocks, all increases and/or changes to the Stocks and any related profits or proceeds.

Effectiveness of the Guarantee (Art. 4)

The guarantee created with the Deed of Pledge will remain fully valid and will be additional to any other collateral or personal security from which the Secured Creditor may, currently or subsequently, benefit or come to benefit in relation to all or some of the Guaranteed Obligations.

Creation and Annotation of the Pledge (Art. 5)

The Grantor undertakes to (i) endorse with pledge in favour of the Lending Party and consign the certificates representing the Stocks to the Agent Bank; (ii) make annotation of the pledge in the Pledged Company’s shareholders register; (iii) provide the Agent Bank with an extract certified by notary public of the pages of said shareholders register which proves said annotation within 10 Working Days of stipulation of the Deed of Pledge; and (iv) consign on trust to the stipulating notary public the Pledged Company’s shareholders register; (v) promptly perform any other formality or action that may prove necessary or appropriate to execution of the pledge with regard to the increases and/or changes to the stock certificates and/or other rights of the Grantor.

Commitments of the Grantor (Art. 7)

The Grantor undertakes to (i) keep adequate documentation pertaining to the Subject of the Pledge and allow the Lending Party to examine and make copies and take extracts of said documentation; (ii) send the Agent Bank copy of any notice or communication that it receives in relation to the Subject of the Pledge that may be deemed relevant for the purposes of the secured guarantee set forth in this Deed of Pledge; (iii) refrain from implementing any behaviour  that could directly or indirectly compromise the validity of the secured guarantee set forth in this Deed of Pledge, or the Lending Party’s right to exercise it, and do all that proves reasonably necessary from time to time in order to safeguard the Subject of the Pledge and/or the validity of the guarantee rights and the other rights of the Lending Party thereon; (iv) safeguard the guarantee rights and the other rights of the Lending Party on the Subject of the Pledge against whatsoever claim raised by any third party; (v) promptly provide copy and/or arrange for signing and issue of deeds or documents and more generally perform all that proves necessary from time to time for the purpose (a) of execution of the guarantee rights set forth in this Deed of Pledge, (b) allowing the Lending Party free and full exercise of the rights created with this Deed of Pledge on the Subject of the Pledge and protect said rights from claims raised by third parties; (vi) not to dispose of the Subject of the Pledge, or of any other related right, in a manner that differs from the provisions established in the Deed of Pledge or in the Loan Agreement; (vii) not to create and not to allow the creation of any restraint, collateral security or other charge or encumbrance on the assets and rights that make up the Subject of the Pledge, with the exception of restraints arising from provisions of the law; (viii) not to allow amendment of the by-laws of the Pledged Company without prejudice to the exceptions set forth in the Deed of Pledge; (ix) indemnify the Lending Party for the amounts, inclusive of any trial costs and accessory charges incurred, that the latter may have to pay as a result of attempt on the party of third parties to bring claw-back action/s on the payments made by the Grantor in relation to the Guaranteed Obligations.

Voting Rights (Art. 8)

The Grantor may exercise the voting right, as long as the Secured Creditor has not informed the Beneficiary and the Grantor of the occurrence of a Significant Event, which has not remedied within the grace period that may be granted by the Secured Creditor. The Grantor undertakes to transmit in advance copy of the agenda of the Pledged Company’s shareholders meeting with related date to the Agent Bank. In the event of occurrence of a Significant Event, notified pursuant to the above, and provided that it has not been remedied within the grace period that may have been granted by the Secured Creditor, the Lending Party will be entitled to the voting right, as well as to all administrative rights that are consequent or accessory to the voting right.

Further Provisions (Art. 9)

The Grantor appoints the Agent Bank, pursuant to the sub-section 2 of Article 1723 of the Italian Civil Code, as its agent with powers of representation, so that in its name and on its behalf, it may take any action or sign any document that it may consider necessary or appropriate to achieving the purposes of this Deed of Pledge.

Remedies in the event of Default (Art. 10)

Following notice of the occurrence of a Significant Event (that has not been remedied within the grace period that may have been granted by the Secured Creditor) and provided that the Guaranteed Obligations have not been met, the Agent Bank will be entitled, after fulfilling the legal notification obligations, to sell partially or fully or in several phases, the Subject of the Pledge according to the procedures set forth in the Deed of Pledge. In this regard the Grantor waives any faculty and/or right of the shareholders (including rights of pre-emption, recourse, subrogation) that leads to any form of limitation on circulation of the stocks of the Pledged Company.

Jurisdiction (Art. 15)

Without prejudice to the mandatory jurisdiction established by the law, the Court of Verona will have exclusive jurisdiction over any dispute arising from this Deed of Pledge.

ANNEX 5.1 (A)

TEXT OF ENDORSEMENT OF STOCK CERTIFICATES

This certificate is endorsed with pledge in favour UniCredit Corporate Banking S.p.A., with registered office in Verona, Via Garibaldi 1, as well as its successors and assigns, as guarantee of the claims asserted by said secured creditor and by all its successors and assigns, pursuant to the loan of Euro 60,000,000.00 (sixty million/00) granted by said bank to Kemet Corporation by virtue of the loan agreement stipulated on [•] [•] 2008.

[date and signature of endorsement]

[authentication of signature of endorsement]

ANNEX 5.1(C)

TEXT OF ANNOTATION OF THE PLEDGE ON THE SHAREHOLDERS REGISTER

— place and date —

It is hereby acknowledged that with Deed of Pledge stipulated on [•][•] 2008, the shareholder Kemet Electronics Corporation created a right of pledge in favour of UniCredit Corporate Banking S.p.A., with registered office in Verona, Via Garibaldi 1, as well as of its successors and assigns, on 45,906,700 ordinary stocks of the nominal value of Euro 0.05 (zero.05) each, represented by certificate no. [•], owned by said pledger, equal to 100% (one hundred percent) of the share capital of the Company, as guarantee of all the obligations of Kemet Corporation towards the aforesaid secured creditor, arising from the loan agreement entered into on [•][•] 2008, for a total maximum amount of Euro 60,000,000.00 (sixty million/00).

The pledge will extend to all the increases of the pledged stocks of which the granting shareholder and/or its assigns become/s holder or beneficial owner for any account in accordance with the provisions of the Deed of Pledge.

The aforesaid Deed of Pledge is filed at the corporate office and Article 8 (VOTING RIGHTS) governs the voting right relating to the pledged Stocks, providing that said voting right remains with the pledging shareholder, but will be considered transferred to the holder of the right of pledge, together with all the other rights related and accessory to the voting right, including the right to request call of the shareholders’ meeting pursuant to law, upon notice, from the Secured Creditor, of the occurrence of a Significant Event (as defined in the aforesaid loan agreement) that has not been remedied within the grace period that may be granted by the Secured Creditor.

Director

ANNEX 16.3(B)

TEXT OF THE DEED OF ACKNOWLEDGEMENT

This deed of acknowledgement is established at [•] today, [•] by:

[Grantor], [a company incorporated under [•] law with registered office in [•], share capital equal to Euro [•].00 ([•].00), Tax Code and VAT no. [•] in the person of its legal representative Mr. [•] duly authorised to sign this deed by virtue of [•]]/[natural person born in [•], on [•], resident in [•], Via [•], Tax Code [•];

[Pledged Company], [a company incorporated under Italian law with registered office in [•], share capital equal to Euro [•].00 ([•].00), Tax Code and VAT no. [•] in the person of its legal representative Mr. [•] duly authorised to sign this deed by virtue of [•]];

Whereas:

(A)                              with deed of pledge (the “Deed of Pledge”) stipulated on [•] between the Grantor and the Lending Party (as defined in the Deed of Pledge), the Grantor has created in favour of the Lending Party a pledge on the Stocks of the Pledged Company, having at the time of stipulation of  the Deed of Pledge a total nominal value of Euro 2,295,335.00 (two million two hundred and ninety-five thousand three hundred and thirty-five/00), incorporated in the stock certificate no. [•] and representing a shareholding equal to 100% (one hundred percent) of the share capital of the Pledged Company, as guarantee of the correct and punctual fulfilment of the Guaranteed Obligations (as defined in the Deed of Pledge).

(B)                                the Grantor and the Pledged Company have learnt that [•] has transferred to [•] [part of/all of] [its participation in the] [its claims arising from the] loan agreement identified in the Deed of Pledge as “Loan Agreement” for an amount in principal equal to Euro [•].00 ([•].00) [for a part of the Facility [•] equal to [•]];

(C)                                the Grantor and the Pledged Company do not intend to assign this deed any effect of novation.

The terms defined in this deed of acknowledgement have the same meaning assigned to them in the Deed of Pledge,

now therefore,

the Grantor and the Pledged Company hereby accept the transfer referred to in recital (B), also pursuant to and for the purposes of Article 1248 (“Unenforceability of compensation”) of the Italian Civil Code, and acknowledge that, as a result of and within the limits of the transfer referred to in Recital (B), [•] has assumed, as from [•], the capacity of Lending Party pursuant to the Deed of Pledge.

The Grantor and the Pledged Company accept that the Agent Bank may at any time obtain from the Pledged Company the registration in its shareholders register of the transfer or of the assignment of the Financial Documents or of the Guaranteed Obligations and of the consequent transfer of the pledge;

Place and date: [•], [•]

The Grantor

[•]